UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 25, 2007

REGAN HOLDING CORP.
(Exact name of registrant as specified in its charter)

California	000-19704	68-0211359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2090 Marina Avenue Petaluma, California 94954 (Address of principal executive offices) (707) 778-8638 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2007, prospectdigital LLC ("prospectdigital"), an indirect wholly owned subsidiary of the Company, entered into an agreement to sell certain of its assets, which primarily included fixed assets and other miscellaneous operating assets, to PD Holdings LLC ("PD Holdings").  In addition, PD Holdings agreed to assume certain liabilities of prospectdigital.  The action was taken in a continuing effort to reduce operating expenses as prospectdigital continued to sustain losses through the date of sale.

Lynda Regan, Chief Executive Officer, and Preston Pitts, President, Chief Operating Officer and Chief Financial Officer of the Company, are the primary owners of PD Holdings.  In connection with the sale, the Company also entered into a service agreement with PD Holdings, whereby subsidiaries of the Company will provide certain administrative services to PD Holdings, for a fee equal to the cost of services to be provided.

Prospectdigital received $116,000 in consideration of the sale, which was greater than the estimated fair value of the assets of prospectdigital being sold, as determined by a third-party independent valuation.  The amount of consideration was approved by the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAN HOLDING CORP.

(Registrant)

Date: January 31, 2007

/s/ R. Preston Pitts

R. Preston Pitts

President, Chief Financial Officer and Chief Operating Officer